FOR IMMEDIATE RELEASE
Contact: Lauren DePaso
(502) 636-4506
Lauren.DePaso@kyderby.com
CHURCHILL DOWNS INCORPORATED REPORTS
2016 FOURTH QUARTER AND FULL YEAR RESULTS
LOUISVILLE, Ky. (February 28, 2017) - Churchill Downs Incorporated (NASDAQ: CHDN) (CDI or Company) today reported business results for the quarter and full year ended December 31, 2016.
Fourth Quarter 2016 Highlights

•	Record net revenue of $278.3 million, up 2% over the prior year

•	$23.7 million gain on sale of excess land at Calder

•	Record net income of $26.8 million and record diluted net income per share of $1.60

•	Adjusted EBITDA of $56.5 million, 5% higher than the prior year
Full Year 2016 Highlights

•	Record net revenue of $1.3 billion, up 8% over the prior year

•	Net income of $108.1 million, 66% increase over the prior year

•	Diluted net income per share of $6.42, 73% higher than the prior year

•	Adjusted EBITDA of $334.5 million, 11% above the prior year

CONSOLIDATED RESULTS	Fourth Quarter		Years Ended December 31,
(in millions, except per share data):	2016	2015	2016	2015

Net revenue	$278.3	$272.4	$1,308.6	$1,212.3
Net income	26.8	7.5	108.1	65.2
Diluted net income per share	$1.60	$0.43	$6.42	$3.71
Adjusted EBITDA-a)	56.5	53.6	334.5	302.5

(a- Adjusted EBITDA is a non-GAAP measure. See explanation of non-GAAP measures below.
Fourth Quarter 2016 Results
In the fourth quarter 2016, net revenue grew $5.9 million primarily as a result of a $4.6 million increase in TwinSpires, driven primarily by a 9% increase in active players and $2.9 million in incremental revenue from Big Fish Games from growth in our casual and mid-core free-to-play games. Partially offsetting these revenue increases was a $1.6 million decline primarily from our Riverwalk Casino.
The increase in fourth quarter net income and diluted net income per share were primarily a result of the $23.7 million pre-tax gain on sale of excess land at Calder and an $8.6 million increase in operating income from our segments. Partially offsetting these increases were a $9.6 million increase in taxes primarily from incremental operating income and a higher quarterly effective tax rate compared to the prior year and a $3.4 million increase in interest expense associated with higher outstanding debt balances.
Adjusted EBITDA grew $2.9 million during the fourth quarter as a result of a $6.3 million increase in Big Fish Games primarily from decline in user acquisition spending and a $1.1 million increase from

TwinSpires as a result of handle growth. Partially offsetting these increases were a $3.2 million increase in Corporate expenses driven primarily by non-recurring fourth quarter 2015 expense reduction associated with our deferred compensation program, a $0.5 million decrease from Casinos and a $0.8 million decline from all other segments.
Full Year 2016 Results
Net revenue increased $96.3 million driven primarily by a $72.5 million increase from Big Fish Games primarily from casual and mid-core free-to-play game growth, a $20.4 million increase from TwinSpires primarily due to a 23% increase in active players and a $3.1 million increase in Racing due to a strong Kentucky Derby and Oaks week performance.
The $42.9 million increase in net income and $2.71 increase in diluted net income per share were primarily a result of a $26.6 million increase in operating income from our segments, a $23.7 million pre-tax gain on sale of excess land at Calder, an $18.3 million decrease in expense related primarily to the acquisition of Big Fish Games, an $11.4 million decrease in Calder exit costs and a $6.2 million increase in income from our equity investments. Partially offsetting these increases were a $15.1 million increase in interest expense associated with higher outstanding debt balances, a $13.1 million increase in taxes primarily from higher operating income from our segments, a $9.4 million increase in selling, general and administrative expense and a $5.8 million gain from the sale of our remaining HRTV investment in 2015.
Adjusted EBITDA increased $32.0 million driven by a $10.9 million increase in Casinos as a result of improved performance from our equity investments, organic growth and operational efficiencies within certain owned properties, a $10.6 million increase from Big Fish Games driven by the growth in casual and mid-core free-to-play games, a $7.9 million increase from Racing primarily associated with Kentucky Derby week improvements and a $6.6 million increase from TwinSpires as a result of handle growth. Partially offsetting these increases were a $3.8 million increase in Corporate expenses driven primarily by a non-recurring fourth quarter 2015 expense reduction associated with our deferred compensation program and a $0.2 million decline from Other Investments.
OPERATING SEGMENT RESULTS:
We use Adjusted EBITDA to evaluate segment performance, develop strategy and allocate resources. We utilize the Adjusted EBITDA metric because we believe the inclusion or exclusion of certain recurring items is necessary to provide a more accurate measure of our core operating results and enables management and investors to evaluate and compare from period to period our operating performance in a meaningful and consistent manner. Adjusted EBITDA should not be considered as an alternative to operating income as an indicator of performance, as an alternative to cash flows from operating activities as a measure of liquidity, or as an alternative to any other measure provided in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). Our calculation of Adjusted EBITDA may be different from the calculation used by other companies and, therefore, comparability may be limited.
The operating segment summaries below present net revenue from external customers and intercompany revenue from each of our operating segments:

Racing	Fourth Quarter		Years Ended December 31,
(in millions):	2016	2015	2016	2015

Net revenue	$33.6	$32.9	$268.1	$262.2
Adjusted EBITDA	(4.6)	(4.5)	79.7	71.8
For the quarter, net revenue grew $0.7 million and Adjusted EBITDA was relatively flat as increased revenue at Churchill Downs was partially offset by declines at Fair Grounds and Calder.

For the full year, net revenue increased $5.9 million driven by a $6.3 million increase at Churchill Downs primarily due to a successful Kentucky Derby and Oaks week and a $1.3 million increase at Arlington due to an additional 37 host days during 2016. Partially offsetting these increases was a $1.7 million decrease primarily driven by five fewer race days resulting in a 3% decline in handle at Fair Grounds.
Adjusted EBITDA increased by $7.9 million primarily driven by:

•	$5.2 million increase in profitability from Kentucky Derby and Oaks week driven by increased ticket sales revenue, increased media revenue and record attendance;

•	$1.8 million increase at Calder primarily from reduced property taxes and insurance savings from the cessation of pari-mutuel operations;

•	$0.8 million increase at Arlington on higher pari-mutuel revenues associated with 37 additional host days;

•	$0.8 million increase at Churchill Downs, excluding Kentucky Derby and Oaks week, from handle increases during live race meets;

•	Partially offset by a $0.7 million decrease primarily driven by a decline in revenue associated with five fewer live race days and higher variable expenses at Fair Grounds.

Casinos	Fourth Quarter		Years Ended December 31,
(in millions):	2016	2015	2016	2015

Net revenue	$78.9	$80.4	$332.8	$332.9
Adjusted EBITDA	27.8	28.3	125.8	114.9
During the quarter, net revenue decreased $1.5 million from the prior year primarily as the result of declines at Riverwalk from competitive pressures and a decline at VSI driven by softness at locations impacted by a weak oil industry. Partially offsetting this decline were revenue increases at Calder and Harlow's driven by modest market share gains at these properties. Adjusted EBITDA declined $0.5 million as a result of the overall decline in revenue.
For the full year 2016, net revenue decreased $0.1 million driven by:

•	$3.7 million decrease at Riverwalk due to loss of market share in a declining market;

•	$2.1 million decrease at Fair Grounds Slots as it maintained market share despite a weak local economy and the impact of the April 2015 Orleans Parish smoking ban;

•	$0.6 million decline at Harlow's due to a declining market which was negatively impacted by adverse weather conditions;

•	Partially offset by:

•	$4.2 million increase in Oxford due to successful promotional activities, favorable weather conditions and strong local economic conditions;

•	$1.7 million increase at Calder due to growth in the overall market as well as successful marketing and promotional activities;

•	$0.4 million increase from a full year of management fee revenue at Saratoga.
Adjusted EBITDA grew $10.9 million for the full year 2016 primarily driven by:

•	$5.1 million increase in Saratoga Casino Holdings management fee and equity income;

•	$3.3 million increase in Miami Valley Gaming equity income driven primarily by market share growth and successful promotional activities;

•	$2.7 million increase at Oxford from a strong regional gaming market combined with operational expense efficiencies;

•	$1.7 million increase at Calder driven by strong marketing programs;

•	$1.4 million decrease in corporate expense allocations to the Casinos segment;

•
Partially offset by declines of $2.0 million at our Mississippi properties due to overall market revenue declines and aggressive local promotional activity and a $1.3 million decrease at our Louisiana properties driven by the ongoing impact of the April 2015 Orleans Parish smoking ban coupled with a weak oil industry.

TwinSpires	Fourth Quarter		Years Ended December 31,
(in millions):	2016	2015	2016	2015

Net revenue	$48.6	$44.0	$221.9	$201.3
Adjusted EBITDA	10.4	9.3	55.2	48.6
During the quarter, net revenue grew $4.6 million, or 10%, primarily due to a 9% increase in active players from enhanced marketing efforts. TwinSpires handle increased 12% compared to a total industry decline of 1%. Adjusted EBITDA increased $1.1 million driven primarily by the favorable impact of increased wagering, net of content costs, from handle growth and an increase in active players.
For the full year 2016, net revenue increased $20.6 million, or 10%, primarily due to a 23% increase in active players who were acquired from marketing efforts primarily during the Triple Crown season. TwinSpires handle grew $131.8 million, or 14%, outpacing the U.S. thoroughbred industry performance by 13.1 percentage points. Adjusted EBITDA grew $6.6 million primarily driven by the favorable impact of increased wagering.

Big Fish Games	Fourth Quarter		Years Ended December 31,
(in millions):	2016	2015	2016	2015

Bookings
Social casino	$44.4	$48.0	$182.3	$193.0
Casual and mid-core free-to-play	46.6	47.4	211.0	151.2
Premium	20.6	25.8	92.9	109.0
Total bookings -a)	111.6	121.2	486.2	453.2

Net revenue	$116.6	$113.7	$486.2	$413.7
Adjusted EBITDA	25.3	19.0	79.1	68.5

(a- Bookings is an operational metric that reflects the amount of virtual currency, virtual goods and premium games that consumers have purchased through third-party app stores or on the Big Fish Games website.

For the quarter, total bookings decreased $9.6 million, or 8%.

•	Social casino bookings declined by $3.6 million compared to the prior year reflecting a 1% increase in average paying users and a 9% decline in average bookings per paying user.

•	Casual and mid-core free-to-play bookings declined $0.8 million from a 3% decrease in average paying users and a 1% increase in average bookings per paying user.

•	Premium bookings declined $5.2 million, or 20%, primarily driven by customers continuing to shift from paid PC games to free-to-play mobile games.
During the quarter, net revenue grew $2.9 million compared to the prior year as a result of higher revenue in our casual and mid-core free-to-play games partially offset by revenue declines in the social casino and premium divisions as a result of lower bookings.
For the quarter, Adjusted EBITDA grew $6.3 million reflecting a $2.9 million increase in net revenue and a $9.3 million decrease in user acquisition fees. The increase was partially offset by a $4.1 million increase in platform and development fees and a $1.8 million increase in all other expenses.

For the full year, total bookings grew $33.0 million, or 7%.

•	Social casino bookings declined $10.7 million compared to the prior quarter reflecting a 9% decrease in average paying users and a 3% increase in average bookings per paying user.

•	Casual and mid-core free-to-play bookings grew $59.8 million from a 29% increase in average paying users and an 8% increase in average bookings per paying user.

•	Premium bookings declined $16.1 million, or 15%, primarily driven by customers continuing to shift from paid PC games to free-to-play mobile games.
For the full year, net revenue increased $72.5 million, driven primarily by an $87.4 million increase in casual and mid-core free-to-play revenue from multiple games. Partially offsetting this increase was a $4.0 million decline in premium revenue and a $10.9 million decrease in social casino revenue associated with a reduction in bookings.
For the full year, Adjusted EBITDA increased $10.6 million, driven primarily by:

•	$72.5 million of increased revenue primarily from our casual and mid-core free-to-play growth

•	Partially offset by:

◦	$36.3 million increase in platform and developer fees;

◦	$20.2 million increase in user acquisition fees;

◦	$5.4 million increase in other expenses.
Corporate
CDI repurchased 89,932 shares of its common stock in conjunction with its stock repurchase program at a total cost of approximately $12.6 million, based upon settlement date, in the fourth quarter of 2016. CDI has approximately $121.6 million of repurchase authority remaining under this program at December 31, 2016, based upon trade date.
Conference Call
A conference call regarding this news release is scheduled for Wednesday, March 1, 2017 at 9 a.m. ET. Investors and other interested parties may listen to the teleconference by accessing the online, real-time webcast and broadcast of the call at http://ir.churchilldownsincorporated.com/events.cfm, or by dialing (877) 372-0878 and entering the pass code 74188294 at least 10 minutes before the appointed time. International callers should dial (253) 237-1169. An online replay will be available at approximately noon ET on Wednesday, March 1, 2017 and continue for two weeks. A copy of the Company’s news release announcing quarterly results and relevant financial and statistical information about the period will be accessible at www.churchilldownsincorporated.com.
Use of Non-GAAP Measures
In addition to the results provided in accordance with generally accepted accounting principles ("GAAP"), the Company also uses non-GAAP measures, including EBITDA (earnings before interest, taxes, depreciation and amortization) and Adjusted EBITDA as described in the Company’s Annual Report on Form 10K (“Adjusted EBITDA”).
Adjusted EBITDA includes CDI's portion of the EBITDA from our equity investments.
Adjusted EBITDA excludes:

•	Acquisition expense, net which includes:

◦	Acquisition-related charges, including fair value adjustments related to earnouts and deferred payments; and,

◦	Transaction expense, including legal, accounting, and other deal-related expense

•	Stock-based compensation expense;

•	Gain on Calder land sale;

•	Calder exit costs; and,

•	Other charges and recoveries
For purposes of segment reporting, Adjusted EBITDA includes intercompany revenue and expense totals that are eliminated in the Consolidated Statements of Comprehensive Income.
The Company uses Adjusted EBITDA as a key performance measure of the results of operations for purposes of evaluating performance internally. The measure facilitates comparison of operating performance between periods and helps investors to better understand the operating results of CDI by excluding certain items that may not be indicative of the Company's core business or operating results. The Company believes the use of this measure enables management and investors to evaluate and compare, from period to period, the Company’s operating performance in a meaningful and consistent manner. Adjusted EBITDA is a supplemental measure of our performance that is not required by or presented in accordance with GAAP and should not be considered as an alternative to, or more meaningful than, net income (as determined in accordance with GAAP) as a measure of our operating results.
The Company updated its definition of Adjusted EBITDA to exclude changes in Big Fish Games deferred revenue during the fourth quarter of 2016. Additionally, during the first quarter of 2016, CDI updated its definition of Adjusted EBITDA to exclude depreciation and amortization from the Company's income from joint ventures and equity investments. The prior year amounts were reclassified to conform to this presentation. We also prospectively implemented a change in accounting estimate for corporate expense allocated to other operating segments to use an activity based allocation rather than a revenue based allocation.
About Churchill Downs Incorporated
Churchill Downs Incorporated, (CDI) (NASDAQ:CHDN), headquartered in Louisville, Ky., is an industry-leading racing, gaming and online entertainment company anchored by our iconic flagship event - The Kentucky Derby.  We are a leader in brick-and-mortar casino gaming with approximately 9,300 gaming positions in seven states, and we are the largest legal online account wagering platform for horseracing in the U.S., through our ownership of TwinSpires.com. We are also one of the world's largest producers and distributors of mobile games through Big Fish Games, Inc. Additional information about CDI can be found online at www.churchilldownsincorporated.com.
Information set forth in this news release contains various "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Private Securities Litigation Reform Act of 1995 (the Act) provides certain "safe harbor" provisions for forward-looking statements. All forward-looking statements made in this press release are made pursuant to the Act.

The reader is cautioned that such forward-looking statements are based on information available at the time and/or management’s good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements.  Forward-looking statements speak only as of the date the statement was made.  We assume no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information.  Forward-looking statements are typically identified by the use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “seek,” “should,” “will,” and similar words, although some forward-looking statements are expressed differently.

Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct.  Important factors that could cause actual results to differ materially from expectations include the following: the effect of global economic conditions, a decrease in consumers’ discretionary income; additional or increased taxes and fees; public perceptions of integrity or other lack of confidence in our business; loss of key or highly skilled personnel; restrictions in our debt facilities limiting our flexibility to operate our business; general risks related to real estate ownership, including fluctuations in market values and environmental regulations; catastrophic events and system failures disrupting our operations, including the impact of natural and other disasters on our operations and our ability to obtain insurance recoveries in respect of such losses; inability to identify and complete acquisition, expansion or divestiture projects on time, on budget or as planned; difficulty in integrating recent or future acquisitions into our operations; legalization of online real money gaming in the United States, and our ability to capitalize on and predict such legalization; inability to respond to rapid technological changes in a timely manner; adverse infringement of the intellectual property of others; inability to protect our own intellectual property rights; security breaches and other security risks related to our technology, personal information, source code and other proprietary information, including failure to comply with regulations and other legal obligations relating to receiving, processing, storing and using personal information; payment-related risks, such as chargebacks for fraudulent credit card use; compliance with Foreign Corrupt Practices Act or applicable money-laundering regulations; work stoppages and labor issues; difficulty in attracting sufficient number of horses and trainers for full field horseraces; inability to negotiate agreements with industry constituents, including horsemen and other racetracks; personal injury litigation related to injuries occurring at our racetracks; the inability of our totalisator company, United Tote, to maintain its processes accurately, keep its technology current or maintain its significant customers; weather conditions affecting our ability to conduct live racing; increased competition in the horseracing business; changes in the regulatory environment of our racing operations; declining popularity in horseracing; seasonal fluctuations in our horseracing business due to geographic concentration of our operations; increased competition in our casino business; changes in regulatory environment of our casino business; development and expansion of casinos is costly and susceptible to delays, cost overruns and other uncertainties; concentration and evolution of slot machine manufacturing and other technology conditions that could impose additional costs; impact of further legislation prohibiting tobacco smoking; geographic concentration of our casino business; changes in regulatory environment for our advanced deposit wagering business; increase in competition in the advanced deposit wagering business; inability to retain current customers or attract new customers to our advanced deposit wagering business; uncertainty and changes in the legal landscape relating to our advanced deposit wagering business; failing to comply with laws requiring us to block access to certain individuals could result in penalties or impairment in our ability to offer advanced deposit wagering; operating in an evolving and highly competitive market related to our Big Fish Games; inability to maintain relationships with third party mobile platforms related to our Big Fish Games; failure to develop and publish mobile games that achieve market acceptance; inability to secure new or ongoing content from third party development partners on favorable terms; programming errors or flaws or other technical difficulties, diminishing our customers’ experience; “cheating” programs, scam offers, black-markets and other actions by third parties that seek to exploit our games and players may affect our reputation and harm our operating results; slower than expected growth in use of smartphone and tablet devices to facilitate game platforms; and financial volatility quarter-to-quarter relating to our Big Fish Games.

CHURCHILL DOWNS INCORPORATED
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(unaudited except year ended 2016 and 2015 amounts)

	Three Months Ended December 31,		Years Ended December 31,
(in millions, except per common share data)	2016	2015	2016	2015
Net revenue:
Racing	$30.3	$30.0	$251.1	$248.0
Casinos	78.9	80.4	332.8	332.9
TwinSpires	48.3	43.7	220.6	200.2
Big Fish Games	116.6	113.7	486.2	413.7
Other Investments	4.0	4.5	16.9	16.6
Corporate	0.2	0.1	1.0	0.9
Total net revenue	278.3	272.4	1,308.6	1,212.3
Operating expense:
Racing	38.3	37.6	187.7	189.9
Casinos	58.5	58.2	241.3	241.1
TwinSpires	33.9	30.8	146.7	135.4
Big Fish Games	89.4	94.5	398.9	340.1
Other Investments	4.6	4.5	16.5	16.3
Corporate	0.4	(2.2)	1.9	0.1
Selling, general and administrative expense	24.9	22.5	100.2	90.8
Research and development	9.7	9.4	39.0	39.4
Gain on Calder land sale	(23.7)	—	(23.7)	—
Calder exit costs	0.1	0.4	2.5	13.9
Acquisition expenses, net	(1.5)	4.3	3.4	21.7
Total operating expense	234.6	260.0	1,114.4	1,088.7
Operating income	43.7	12.4	194.2	123.6
Other income (expense):
Interest expense	(10.9)	(7.5)	(43.7)	(28.6)
Equity in income of unconsolidated investments	3.9	3.0	17.4	11.2
Miscellaneous, net	0.5	0.4	0.2	5.9
Total other expense	(6.5)	(4.1)	(26.1)	(11.5)
Income from operations before provision for income taxes	37.2	8.3	168.1	112.1
Income tax provision	(10.4)	(0.8)	(60.0)	(46.9)
Net income	26.8	7.5	108.1	65.2

Net income per common share data:
Basic net income	$1.62	$0.44	$6.52	$3.75
Diluted net income	$1.60	$0.43	$6.42	$3.71
Weighted average shares outstanding:
Basic	16.3	17.2	16.4	17.2
Diluted	16.8	17.3	16.8	17.6

Other comprehensive loss:
Foreign currency translation, net of tax	—	(0.1)	0.2	(0.5)
Change in pension benefits, net of tax	(0.8)	—	(0.8)	—
Other comprehensive loss	(0.8)	(0.1)	(0.6)	(0.5)
Comprehensive income	$26.0	$7.4	$107.5	$64.7

CHURCHILL DOWNS INCORPORATED
CONSOLIDATED BALANCE SHEETS

(in millions)	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$48.7	$74.5
Restricted cash	34.3	29.7
Accounts receivable, net	81.4	67.8
Receivable from escrow	13.6	—
Income taxes receivable	7.6	1.0
Game software development, net	9.6	7.1
Other current assets	50.8	39.5
Total current assets	246.0	219.6
Property and equipment, net	574.4	573.2
Game software development, net	6.3	3.2
Investment in and advances to unconsolidated affiliates	139.1	129.7
Goodwill	832.2	841.7
Other intangible assets, net	445.7	496.2
Other assets	10.7	13.8
Total assets	$2,254.4	$2,277.4
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$53.2	$39.1
Purses payable	12.5	12.1
Account wagering deposit liabilities	25.0	20.4
Accrued expense	100.1	97.9
Tax refund due to Big Fish Games former equity holders	—	0.4
Deferred revenue - Big Fish Games	81.3	81.3
Deferred revenue - all other	64.3	46.0
Big Fish Games deferred payment, current	27.8	28.1
Big Fish Games earnout liability, current	67.9	279.5
Current maturities of long-term debt	14.2	16.2
Dividends payable	21.8	19.1
Total current liabilities	468.1	640.1
Long-term debt, net of current maturities and loan origination fees	312.8	171.9
Notes payable, including premium and net of debt issuance costs	594.7	593.7
Big Fish Games deferred payment, net of current amount due	—	26.7
Big Fish Games earnout liability, net of current amount due	—	65.7
Deferred revenue - all other	24.4	16.1
Deferred income taxes	153.1	127.9
Other liabilities	16.3	18.1
Total liabilities	1,569.4	1,660.2
Commitments and contingencies
Shareholders' equity:
Preferred stock, no par value; 0.3 shares authorized; no shares issued	—	—
Common stock, no par value; 50.0 shares authorized; 16.5 shares issued in 2016 and 16.6 shares issued in 2015	116.5	134.0
Retained earnings	569.7	483.8
Accumulated other comprehensive loss	(1.2)	(0.6)
Total shareholders' equity	685.0	617.2
Total liabilities and shareholders' equity	$2,254.4	$2,277.4

CHURCHILL DOWNS INCORPORATED CONSOLIDATED STATEMENTS OF CASH FLOW

(in millions)	2016	2015
Cash flows from operating activities:
Net income	$108.1	$65.2
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	108.6	109.7
Game software development amortization	17.2	9.7
Acquisition expenses, net	3.4	34.7
Gain on sale of equity investments	—	(5.8)
Distributed earnings from equity investments	15.6	15.2
Earnings from equity investments, net	(17.4)	(11.2)
Stock-based compensation	18.9	13.8
Deferred tax provision (benefit)	35.4	(3.4)
(Gain) loss on sale of assets	(23.6)	0.3
Big Fish Games earnout payment	(19.7)	—
Big Fish Games deferred payment	(2.0)	—
Other	2.0	4.6
Increase (decrease) in cash resulting from changes in operating assets and liabilities, net of business acquisitions:
Other current assets and liabilities	(10.2)	(15.3)
Game software development	(22.1)	(19.8)
Income taxes	(6.6)	28.5
Deferred revenue	17.9	38.3
Other assets and liabilities	1.3	—
Net cash provided by operating activities	226.8	264.5
Cash flows from investing activities:
Capital maintenance expenditures	(30.9)	(31.1)
Capital project expenditures	(23.8)	(12.4)
Receivable from escrow	(13.6)	—
Acquisition of businesses, net of cash acquired	—	(0.9)
Acquisition of gaming licenses	(2.5)	(2.3)
Distributions of capital from equity investments	0.7	—
Investment in joint ventures	(8.0)	(25.0)
Proceeds from sale of equity investment	1.8	6.0
Proceeds from sale of assets	25.6	0.2
Net cash used in investing activities	(50.7)	(65.5)
Cash flows from financing activities:
Borrowings on bank line of credit	727.1	704.2
Repayments of bank line of credit	(588.4)	(985.8)
Big Fish Games earnout payment	(261.9)	—
Big Fish Games deferred payment	(26.4)	(28.5)
Tax refund payments to Big Fish Games equity holders	(0.4)	(17.7)
Proceeds from note issuance	—	300.0
Payment of dividends	(19.1)	(17.4)
Repurchase of common stock	(39.0)	(147.6)
Common stock issued	2.2	1.2
Windfall tax provision from stock-based compensation	—	5.6
Loan origination fees and debt issuance costs	(1.4)	(4.6)
Other	5.4	—
Net cash used in financing activities	(201.9)	(190.6)
Net (decrease) increase in cash and cash equivalents	(25.8)	8.4
Effect of exchange rate changes on cash	—	(1.8)
Cash and cash equivalents, beginning of year	74.5	67.9
Cash and cash equivalents, end of year	$48.7	$74.5

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION BY OPERATING UNIT
(unaudited except year ended 2016 and 2015 amounts)

	Three Months Ended December 31,		Years Ended December 31,
(in millions)	2016	2015	2016	2015
Net revenue from external customers:
Racing:
Churchill Downs	$15.1	$14.4	$155.2	$151.1
Arlington	5.5	5.5	55.3	54.4
Fair Grounds	9.1	9.4	38.0	39.8
Calder	0.6	0.7	2.6	2.7
Total Racing	30.3	30.0	251.1	248.0
Casinos:
Oxford Casino	19.2	19.6	84.6	80.4
Riverwalk Casino	10.4	12.1	46.1	49.8
Harlow’s Casino	11.8	11.5	48.4	49.0
Calder Casino	19.3	18.7	79.1	77.4
Fair Grounds Slots	9.0	9.1	36.9	39.0
VSI	9.0	9.3	36.9	36.9
Saratoga	0.2	0.1	0.8	0.4
Total Casinos	78.9	80.4	332.8	332.9
TwinSpires	48.3	43.7	220.6	200.2
Big Fish Games:
Social casino	44.2	48.0	182.5	193.4
Casual and mid-core free-to-play	50.2	41.3	212.7	125.3
Premium	22.2	24.4	91.0	95.0
Total Big Fish Games	116.6	113.7	486.2	413.7
Other Investments	4.0	4.5	16.9	16.6
Corporate	0.2	0.1	1.0	0.9
Net revenue from external customers	$278.3	$272.4	$1,308.6	$1,212.3
Intercompany net revenue:
Racing:
Churchill Downs	$1.8	$1.5	$10.0	$7.8
Arlington	1.0	1.0	5.5	5.1
Fair Grounds	0.5	0.4	1.5	1.3
Total Racing	3.3	2.9	17.0	14.2
TwinSpires	0.3	0.3	1.3	1.1
Other Investments	0.9	0.8	3.9	3.5
Eliminations	(4.5)	(4.0)	(22.2)	(18.8)
Intercompany net revenue	$—	$—	$—	$—

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION BY OPERATING UNIT
(unaudited except year ended 2016 and 2015 amounts)

	Three Months Ended December 31, 2016
(in millions)	Racing	Casinos	TwinSpires	Big Fish Games	Other Investments	Corporate	Eliminations	Total
Net revenue	$33.6	$78.9	$48.6	$116.6	$4.9	$0.2	$(4.5)	$278.3

Taxes & purses	(11.5)	(26.3)	(2.9)	—	—	—	—	(40.7)
Platform & development fees	—	—	—	(44.7)	—	—	—	(44.7)
Marketing & advertising	(0.8)	(3.2)	(1.1)	(21.7)	—	—	0.2	(26.6)
Salaries & benefits	(9.5)	(12.6)	(2.5)	(6.6)	(2.7)	—	—	(33.9)
Content expense	(3.6)	—	(24.2)	—	—	—	4.0	(23.8)
SG&A expense	(4.3)	(5.4)	(3.3)	(4.9)	(0.9)	(2.4)	0.3	(20.9)
Research & development	—	—	—	(9.7)	—	—	—	(9.7)
Other operating expense	(8.6)	(9.7)	(4.2)	(4.1)	(1.5)	(0.1)	—	(28.2)
Other income (expense)	0.1	6.1	—	0.4	—	0.1	—	6.7

Adjusted EBITDA	$(4.6)	$27.8	$10.4	$25.3	$(0.2)	$(2.2)	$—	$56.5

	Three Months Ended December 31, 2015
(in millions)	Racing	Casinos	TwinSpires	Big Fish Games	Other Investments	Corporate	Eliminations	Total
Net revenue	$32.9	$80.4	$44.0	$113.7	$5.3	$0.1	$(4.0)	$272.4

Taxes & purses	(11.3)	(26.5)	(2.4)	—	—	—	—	(40.2)
Platform & development fees	—	—	—	(40.6)	—	—	—	(40.6)
Marketing & advertising	(0.7)	(3.0)	(1.1)	(31.0)	—	—	0.1	(35.7)
Salaries & benefits	(8.9)	(11.5)	(2.4)	(5.8)	(2.8)	—	—	(31.4)
Content expense	(3.3)	—	(22.0)	—	—	—	3.6	(21.7)
SG&A expense	(3.6)	(6.2)	(2.9)	(4.2)	(0.7)	(1.8)	0.2	(19.2)
Research & development	—	—	—	(9.4)	—	—	—	(9.4)
Other operating expense	(9.7)	(10.0)	(3.9)	(3.9)	(1.4)	2.6	0.1	(26.2)
Other income (expense)	0.1	5.1	—	0.2	0.1	0.1	—	5.6

Adjusted EBITDA	$(4.5)	$28.3	$9.3	$19.0	$0.5	$1.0	$—	$53.6

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION BY OPERATING UNIT
(unaudited except year ended 2016 and 2015 amounts)

	Twelve Months Ended December 31, 2016
(in millions)	Racing	Casinos	TwinSpires	Big Fish Games	Other Investments	Corporate	Eliminations	Total
Net revenue	$268.1	$332.8	$221.9	$486.2	$20.8	$1.0	$(22.2)	$1,308.6

Taxes & purses	(64.2)	(110.9)	(11.7)	—	—	—	—	(186.8)
Platform & development fees	—	—	—	(179.9)	—	—	—	(179.9)
Marketing & advertising	(4.6)	(12.7)	(6.3)	(127.9)	—	—	0.5	(151.0)
Salaries & benefits	(40.9)	(50.8)	(9.4)	(25.0)	(10.9)	—	—	(137.0)
Content expense	(15.6)	—	(107.6)	—	—	—	20.2	(103.0)
SG&A expense	(16.2)	(21.2)	(11.9)	(18.5)	(3.4)	(8.6)	1.3	(78.5)
Research & development	—	—	—	(39.0)	—	—	—	(39.0)
Other operating expense	(47.4)	(39.1)	(19.8)	(15.9)	(4.1)	(0.6)	0.2	(126.7)
Other income (expense)	0.5	27.7	—	(0.9)	0.3	0.2	—	27.8

Adjusted EBITDA	$79.7	$125.8	$55.2	$79.1	$2.7	$(8.0)	$—	$334.5

	Twelve Months Ended December 31, 2015
(in millions)	Racing	Casinos	TwinSpires	Big Fish Games	Other Investments	Corporate	Eliminations	Total
Net revenue	$262.2	$332.9	$201.3	$413.7	$20.1	$0.9	$(18.8)	$1,212.3

Taxes & purses	(63.6)	(109.9)	(10.6)	—	—	—	—	(184.1)
Platform & development fees	—	—	—	(143.6)	—	—	—	(143.6)
Marketing & advertising	(6.1)	(12.4)	(4.8)	(107.7)	—	—	0.3	(130.7)
Salaries & benefits	(39.2)	(49.7)	(9.9)	(22.3)	(11.1)	—	—	(132.2)
Content expense	(14.6)	—	(97.9)	—	—	—	17.2	(95.3)
SG&A expense	(16.6)	(24.1)	(11.5)	(16.8)	(2.5)	(6.3)	0.9	(76.9)
Research & development	—	—	—	(39.4)	—	—	—	(39.4)
Other operating expense	(50.9)	(41.3)	(18.0)	(14.8)	(3.8)	1.1	0.4	(127.3)
Other income (expense)	0.6	19.4	—	(0.6)	0.2	0.1	—	19.7

Adjusted EBITDA	$71.8	$114.9	$48.6	$68.5	$2.9	$(4.2)	$—	$302.5

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION BY OPERATING UNIT
(unaudited except year ended 2016 and 2015 amounts)

	Three Months Ended December 31,		Years Ended December 31,
(in millions)	2016	2015	2016	2015
Reconciliation of Comprehensive Income to Adjusted EBITDA:

Comprehensive income	$26.0	$7.4	$107.5	$64.7
Foreign currency translation, net of tax	—	0.1	(0.2)	0.5
Net change in pension benefits, net of tax	0.8	—	0.8	—
Net income	26.8	7.5	108.1	65.2
Additions:
Depreciation and amortization	27.2	27.6	108.6	109.7
Interest expense	10.9	7.5	43.7	28.6
Income tax provision	10.4	0.8	60.0	46.9
EBITDA	$75.3	$43.4	$320.4	$250.4

Adjustments to EBITDA:
Selling, general and administrative:
Stock-based compensation expense	4.6	3.2	18.9	13.8
Other charges	(0.9)	—	2.5	—
Other income, expense:
Interest, depreciation and amortization expense related to equity investments	2.5	2.1	10.0	8.5
Other charges and recoveries, net	0.1	0.2	0.5	(5.8)
Acquisition expense, net	(1.5)	4.3	3.4	21.7
Gain on Calder land sale	(23.7)	—	(23.7)	—
Calder exit costs	0.1	0.4	2.5	13.9
Total adjustments to EBITDA	(18.8)	10.2	14.1	52.1
Adjusted EBITDA	$56.5	$53.6	$334.5	$302.5

Adjusted EBITDA by segment:
Racing	$(4.6)	$(4.5)	$79.7	$71.8
Casinos	27.8	28.3	125.8	114.9
TwinSpires	10.4	9.3	55.2	48.6
Big Fish Games	25.3	19.0	79.1	68.5
Other Investments	(0.2)	0.5	2.7	2.9
Corporate	(2.2)	1.0	(8.0)	(4.2)
Total Adjusted EBITDA	$56.5	$53.6	$334.5	$302.5

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION BY OPERATING UNIT
(Unaudited except year ended 2016 and 2015 amounts)

	Three Months Ended December 31,		Years Ended December 31,
(in millions)	2016	2015	2016	2015
Corporate allocated expense:
Racing	$(1.7)	$(1.2)	$(6.0)	$(6.6)
Casinos	(1.9)	(2.4)	(6.9)	(8.4)
TwinSpires	(1.5)	(1.3)	(5.4)	(5.0)
Big Fish Games	(0.7)	(0.7)	(2.8)	(3.0)
Other Investments	(0.5)	(0.2)	(1.6)	(0.5)
Corporate allocated expense	6.3	5.8	22.7	23.5
Total Corporate allocated expense	$—	$—	$—	$—

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL JOINT VENTURE FINANCIAL STATEMENTS
(Unaudited)

Summarized financial information for our equity investments is comprised of the following:

	Three Months Ended December 31,		Years Ended December 31,
(in millions)	2016	2015	2016	2015
Net revenue:
Net revenue	$51.0	$51.1	$216.1	$195.2
Operating expense	35.1	41.6	161.3	152.4
Operating income	15.9	9.5	54.8	42.8
Interest and other expense, net	(3.3)	(1.9)	(6.9)	(6.2)
Net income	$12.6	$7.6	$47.9	$36.6

	December 31,
(in millions)	2016	2015
Assets
Current assets	$38.8	$34.2
Noncurrent assets	363.0	339.5
Total assets	$401.8	$373.7

Liabilities and Members' Equity
Current liabilities	$77.5	$44.4
Noncurrent liabilities	69.3	79.7
Members' equity	255.0	249.6
Total liabilities and members' equity	$401.8	$373.7